Exhibit 10.2


THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE (Y)ACT"), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

                            WARRANT TO PURCHASE STOCK

Company: Zynex Medical Holdings, Inc., a Nevada corporation
Number of Shares: 50,000
Class of Stock: Series Common
Warrant Price: $0.71 per share
Issue Date: Is the Warrant Effective Date, which is the date in which the Holder executes this Warrant Expiration Date: The 7th anniversary after the Issue Date

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.OO and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of Zynex Medical, Inc., a Colorado corporation (the "Company") at the Warrant Price, all as set forth above and as adjusted pursuant 10 Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.


ARTICLE 1. EXERCISE.
           ---------

     1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for 'the Shares being purchased.

     1.2 Conversion  Right.  In lieu of exercising  this Warrant as specified in
Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant. to Article 1.3.

     1.3 Fair Market Value. If the Company's common stock is traded in a public market and the Shares are common stock, the fair market value of each Share shall be the closing price of a Share reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the

Warrant is exercised immediately prior to the effectiveness of the Company's initial public offering, the "price to public" per share price specified in the final prospectus relating to such offering). If the Company's common stock is traded in a public market and the Shares are preferred stock, the fair market value of a Share shall be the closing price of a share of the Company's common stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or, in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company's initial public offering, the initial "price to public" per share price specified in the final prospectus relating to such offering), in both cases, multiplied by the number of shares of the Company's common stock into which a Share is convertible. If the Company's common stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

     1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has 'not expired, a new Warrant representing the Shares not so acquired.

     1.5 Replacement of Warrants. On receipt Of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.6  Treatment of Warrant Upon Acquisition of Company.

     1.6.1 "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holder of the Company's securities before the transaction, beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction., .

     1.6.2 Treatment of Warrant at Acquisition.

A) Upon the written request of the Company, Holder agrees-that, in the event of an Acquisition that is not an asset sale and in which the sole consideration is cash, either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder, not less than ten (10) days prior to the closing of the proposed Acquisition.


B) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is an "arms length" sale of all or substantially all of the Company's assets (and only its assets) to a third party that is not an Affiliate (as defined below) of the Company (a "True Asset Sale), either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will continue until the Expiration Date if the Company continues as a going concern following the closing of any such, True Asset Sale. The Company shall provide the Holder with written notice of its request relating to the .foregoing (together with such reasonable information as the Holder may request 'in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

C) ,Upon the closing .of any Acquisition other than those particularly described in subsections (A) and (B) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion. of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Shares shall be adjusted accordingly.

As used herein "Affiliate" shall mean any person or entity that owns or controls directly or indirectly ten (10) percent or more of the stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person's or entity's officers, directors, joint ventures or partners, as applicable.


ARTICLE 2. ADJUSTMENTS TO THE SHARES.
           --------------------------

     2.1 Stock Dividends. Splits. Etc. If the Company declares or pays a dividend' on the Shares payable in common stock, or other securities, then' upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increase the amount of stock into which the Shares are convertible, the number of shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares are combined or consolidated, .,by reclassification or otherwise', into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased'

     2.2 Reclassification. Exchange. Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for, the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles or Certificate (as applicable) of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation; adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3 Intentionally Omitted.

     2.4 No Impairment. The Company shall not, by amendment of its Articles or Certificate (as applicable) of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue,' or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. ' .

     2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise en conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share. '

     2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company's expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.


 ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
            ---------------------------------------------

     3.1 Representations and Warranties. The Company represents and warrants to the Holder as follows: '

     (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than the average fair market value of the Shares as of the five trading days immediately prior to the date of this Warrant.

     (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

     3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for sale any shares of the Company's capital stock (or other securities convertible into such capital stock), other than (i) pursuant to the Company's stock option or other compensatory plans, (ii) in connection with commercial credit arrangements or equipment financings, or (Hi) in connection with strategic transactions for purposes other than capital raising; (c) to effect any reclassification or recapitalization of any of its stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give
Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; (2) in the case of the matters referred to in
(c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

     3.3 Intentionally Omitted.

     3.4 No Shareholder Rights. Except as provided in this Warrant, the Holder will not have .any rights as a shareholder of the Company until the exercise of this Warrant.


ARTICLE 4. REPRESENTATIONS. WARRANTIES OF THE HOLDER.
           ------------------------------------------

     The Holder represents and warrants to the Company as follows:

     4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

     4.2 Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

     4.3 Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder's investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

     4.4 Accredited Investor Status. The Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

     4.5 The Act. The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption there from, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.


ARTICLE 5. MISCELLANEOUS.
           --------------

     5.1 Term: This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

     5.2 Legends. This Warrant and the Shares (and the securities Issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE 5T A TE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION

     5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to Holder's parent company, SVB Financial

Group (formerly Silicon Valley Bancshares), or any other affiliate of Holder. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rile 144(f), and the Company is provided with a copy of-Holder's notice of proposed sale.

     5.4 Transfer Procedure. Upon receipt by Holder of the executed Warrant, Holder will transfer all of this Warrant to Holder's parent company, SVB Financial Group, by execution of an Assignment substantially in the form of Appendix 2. Subject to the provisions of Article 5.3 and upon providing Company with written notice, SVB Financial Group and any, subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, SVB Financial Group or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

     5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant and the initial transfer described in Article 5.4 above, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection. with a transfer or otherwise:

                         SVB Financial Group
                         Attn: Treasury Department 3003 Tasman
                         Drive, HA 200 Santa Clara, CA 95054
                         Telephone: 408-654-7400 Facsimile:
                         408-496-2405

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

                         Zynex Medical, Inc.
                         8100 South Park Way, Suite A-9 Littleton,
                         CO 80120
                         Attn:____________________________________
                         (ADDRESS):_______________________________
                         Telephone:_______________________________
                         Facsimile:_______________________________

     5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     5.7 Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney's fees.

     5.8 Automatic Conversion Upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to
Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

     5.9 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

     5.10 Governing Law. This Warrant shall be governed. by and construed in accordance with the laws of the State of California, 'without giving effect to its principles regarding conflicts of Jaw.




"COMPANY"

ZYNEX MEDICAL, INC.


By:                                     By:
   -----------------------------------     -------------------------------------

Name:                                   Name:
     ---------------------------------       -----------------------------------
     (Print)                                 (Print) Title: Chief Financial
     Title: Chairman of the Board,           Officer, Secretary,  Assistant
     President or Vice President             Treasurer or Assistant Secretary


 "HOLDER"

 SILICON VALLEY BANK

By:
   -----------------------------------

Name:
     ---------------------------------
     (Print)

Title:
      --------------------------------

Warrant Effective Date:
                        --------------

                                   APPENDIX 1

                               NOTICE OF EXERCISE

     1. Holder elects to purchase _________ shares of the Common/Series______ Preferred [strike one] Stock of Zynex Medical, Inc. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

             [or]

     1. Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised for _________ of the Shares covered by the Warrant.

             [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing the shares in the name specified below:

                                  ----------------------------------------------
                                  Holders Name

                                  ----------------------------------------------

                                  ----------------------------------------------
                                  (Address)

     3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

                                          HOLDER:

                                                --------------------------------

                                          By:
                                                --------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                --------------------------------

                                          (Date):
                                                --------------------------------

                                   APPENDIX 2

                                   ASSIGNMENT
                                   ----------


For value received, Silicon Valley Bank hereby sells, assigns and transfers unto

                Name:           SVB Financial Group

                Address:        3003 Tasman Drive (HA-200)
                                Santa Clara, CA 95054

                Tax lD:         91-1962278


that certain Warrant to Purchase Stock issued by _______________________ (the "Company"), on _________,200__ (the "Warrant") together with all rights, title and interest therein.


                                                  SILICON VALLEY BANK

                                          By:
                                                --------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                --------------------------------

(Date):
       -------------------------


By its execution below. and for the benefit of the Company, SVB Financial Group makes each of the representations and warranties set forth in Article 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

                                                  SVB FINANCIAL GROUP
                                          By:
                                                --------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                --------------------------------